As filed with the Securities and Exchange Commission on December 9, 2011

Registration No. 333-

UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dean Foods Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-2559681
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, Texas 75204

(Address, Including Zip Code, of Principal Executive Offices)

Dean Foods Company 2007 Stock Incentive Plan

(Full Title of the Plan)

Steven J. Kemps

Executive Vice President, General Counsel and Secretary

Dean Foods Company

2711 North Haskell Ave., Suite 3400

Dallas, Texas 75204

(Name and Address of Agent For Service)

(214) 303-3400

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,340,000	$10.23	$23,938,200	$2,743

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on December 2, 2011.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed to register the offer and sale of an additional 2,340,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Dean Foods Company (the “Registrant”) to be issued under the Dean Foods Company 2007 Stock Incentive Plan. In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statements on Form S-8, File Nos. 333-145747 and 333-161638, filed by the Registrant with the Securities and Exchange Commission on August 28, 2007 and August 31, 2009, respectively.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the Common Stock will be passed upon for us by Steven J. Kemps, our Executive Vice President and General Counsel. As of December 5, 2011, Mr. Kemps owns 21,135 shares of Common Stock. In addition, Mr. Kemps holds options to purchase 235,932 shares of Common Stock, of which 147,051 are vested, and 62,968 unvested restricted stock units.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 9th day of December, 2011.

DEAN FOODS COMPANY

By:	/s/ Steven J. Kemps
Steven J. Kemps Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Dean Foods Company, hereby severally constitute and appoint Gregg L. Engles and Steven J. Kemps, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments (including post-effective amendments) to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Dean Foods Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregg L. Engles Gregg L. Engles	Chief Executive Officer and Chairman of the Board (Principal executive officer)	December 9, 2011

/s/ Shaun P. Mara Shaun P. Mara	Executive Vice President and Chief Financial Officer (Principal financial officer)	December 9, 2011

/s/ Scott K. Vopni Scott K. Vopni	Vice President and Chief Accounting Officer (Principal accounting officer)	December 9, 2011

/s/ Tom C. Davis Tom C. Davis	Director	December 9, 2011

Stephen L. Green	Director	December 9, 2011

/s/ Joseph S. Hardin, Jr. Joseph S. Hardin, Jr.	Director	December 9, 2011

/s/ Janet Hill Janet Hill	Director	December 9, 2011

/s/ J. Wayne Mailloux J. Wayne Mailloux	Director	December 9, 2011

John R. Muse	Director	December 9, 2011

/s/ Hector M. Nevares Hector M. Nevares	Director	December 9, 2011

/s/ Jim L. Turner Jim L. Turner	Director	December 9, 2011

/s/ Doreen A. Wright Doreen A. Wright	Director	December 9, 2011

INDEX TO EXHIBITS

Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2001 filed on April 1, 2002 (File No. 001-12755)).

4.2	Amended and Restated Bylaws (incorporated by reference from the Current Report on Form 8-K filed on November 18, 2011 (File No. 001-12755)).

5	Opinion of Steven J. Kemps, Executive Vice President and General Counsel of Dean Foods Company.

23.1	Consent of Steven J. Kemps, Executive Vice President and General Counsel of Dean Foods Company (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP.

24	Power of attorney (included on the signature pages of this registration statement).

99.1	Dean Foods Company 2007 Stock Incentive Plan (incorporated by reference from the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed on August 9, 2007 (File No. 001-12755)).